Exhibit 32.1

CERTIFICATION UNDER SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this periodic report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of Golf Trust of America, Inc.

Date: August 16, 2004

/s/ W. Bradley Blair, II
W. Bradley Blair, II
President and Chief Executive Officer

Date: August 16, 2004

/s/ Scott D. Peters
Scott D. Peters
Senior Vice President and Chief Financial Officer